***Text Omitted and Filed Separately with
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Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.
Exhibit 10.23

Amendment No. 1 to Exclusive License Agreement

This Amendment to the Exclusive License Agreement (this “Amendment No. 1”) is entered into and effective as of December 5, 2019 (“Amendment No. 1 Effective Date”) by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and MODIS THERAPEUTICS, INC., a Delaware limited liability company (“Company”). Columbia and Company shall be collectively referred to hereinafter as the “Parties.”

WHEREAS, Columbia and Company (f/k/a Meves Pharmaceuticals, LLC) entered into that certain Exclusive License Agreement dated September 26, 2016 with respect to a certain therapy for the treatment for thymidine kinase 2 deficiency (TK2d), which therapy involves the use of a combination of nucleosides, including deoxycytidine and deoxythymidine (the “Agreement”); and

WHEREAS, the Parties desire to amend and clarify certain terms of the Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and this Amendment No. 1 and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.Amendment to Section 1(c). Section 1(c) of the Agreement is hereby amended and restated in its entirety as set forth below:

“c. “Challenge” means [***]”

2.Amendment to Section 2(b). Section 2(b) of the Agreement is hereby amended and restated in its entirety as set forth below:

“b. Columbia grants to Company the right to grant sublicenses (through multiple tiers) under the rights granted to it pursuant to Section 2a, provided that: (i) any sublicense granted to any Affiliate or Sublicensee shall be in writing and shall be subject to, and consistent with, the terms and provisions of this Agreement applicable to the Sublicensee’s exercise of the rights under its sublicense (excluding for clarity the payment obligations set forth Section 4 herein); (ii) in the event any Sublicensee (or any entity or person acting on its behalf) initiates any Challenge, Company shall, upon written request by Columbia, terminate forthwith the sublicense agreement with such Sublicensee unless such Sublicensee terminates or withdraws such Challenge within thirty (30) days of receipt of notice of termination from Company, and the sublicense agreement shall provide for such right of termination by Company; (iii) the sublicense agreement shall provide that, in the event of any inconsistency between the sublicense agreement and this Agreement, this Agreement shall control; (iv) the Sublicensee will submit annual reports to Company consistent with the reporting provision of Section 5a herein; (v) Company remains fully liable for the performance of its obligations hereunder and its Sublicensee’s compliance with the terms and provisions of this Agreement applicable to the Sublicensee’s exercise of the rights under its sublicense; (vi) Company provides to Columbia, upon request, a copy
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of any sublicense agreement within thirty (30) days following the execution thereof, provided such copy may be reasonably redacted to exclude confidential information of Company, its Affiliates or Sublicensee that is not reasonably necessary for assessing Company’s compliance with this Section 2b.; and (vii) no such sublicense or attempt to obtain a sublicensee shall relieve Company of its obligations under Section 6 hereof to exercise Commercially Reasonable Efforts, directly or through a sublicense, to research, discover, develop and market Products, nor relieve Company of its obligations to pay Columbia any and all license fees, royalties and other payments due under the Agreement, including but not limited to under Sections 4, 5 and 11 of the Agreement.”

3.Amendment to Section 2(c). Section 2(c) of the Agreement is hereby amended by inserting the following sentence after the second sentence of the section:

“At the request of Company, Columbia shall seek to obtain, and/or assist Company in seeking to obtain, a waiver from the applicable government agency to permit the manufacture of Product outside the United States.”

4.Amendment to Section 3(a). Section 3(a) of the Agreement is hereby amended by deleting the following sentence:
“Nothing in this Agreement shall be interpreted to limit in any way the right of
Columbia and its faculty or employees to practice and use such Patents and Materials for any purpose outside the Field or to license or permit such use outside the Field by third parties.”

5.Amendment to Section 4(f). Section 4(f) of the Agreement is hereby amended and restated in its entirety as set forth below:

“f. Duration of Product Royalties. Royalties shall be payable on a country-by-country and Product-by-Product basis until the later of (i) [***] after the first bona fide commercial sale of a Product anywhere in the Territory, (ii) the expiration of the last to expire Valid Claim Covering a Product in such country, or (iii) expiration of any Regulatory Exclusivity Covering such Product in such country (the “Royalty Term”).”

6.Amendment to Section 6(b). Section 6(b) of the Agreement is hereby amended by replacing the first sentence of the section with the following sentence:

“Company shall use Commercially Reasonable Efforts to achieve the first commercial sale of a Product within [***] from the Effective Date.”

7.Amendment to Section 6(c). Section 6(c) of the Agreement is hereby deleted in its entirety.

8.Amendment to Article 13. Article 13 of the Agreement is hereby amended and restated in its entirety as set forth below:

“Company shall mark all Patent Products (or their containers) made, sold, offered for sale, imported, or otherwise disposed of by Company under the license granted in this Agreement in accordance with applicable law. The Company shall cause its Affiliates to
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comply with the marking requirements of this Section 13 and shall contractually require its Sublicensees, Designees and their Affiliates to comply with such requirements.”

9.Amendment to Article 15. Article 15 of the Agreement is hereby deleted in its entirety.

10.Amendment to Article 18. Article 18 of the Agreement is hereby amended and restated in its entirety as set forth below:

“18. Assignment. Neither party may assign this Agreement, or any of its rights or obligations hereunder without the other party’s prior written consent, which consent shall not be unreasonably withheld, provided that, notwithstanding the foregoing, each party shall be entitled, without the other Party’s prior written consent, to assign or transfer this Agreement: (a) to an Affiliate, (b) in connection with the transfer or sale of all or substantially all of such party’s assets or business related to this Agreement, or (c) in the event of such party’s merger, consolidation, reorganization, Change of Control or similar transaction. Any permitted assignee of either party shall, as a condition to such assignment, assume all obligations of its assignor arising under this Agreement following such assignment. Any purported assignment by a Party of this Agreement, or any of such party’s rights or obligations hereunder, in violation of this Section 18 shall be void.”

11.Agreement Continuing Effect. Except as provided in this Amendment No. 1, the terms and conditions of the Agreement shall remain in full force and effect and capitalized terms shall have the same meaning as ascribed to such terms in the Agreement. This Amendment No. 1 is hereby integrated into and made part of the Agreement. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

12.Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Amendment. Signatures provided by facsimile transmission or in Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

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***Text Omitted and Filed Separately with
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Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.
IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date written above.

The Trustees of Columbia University
	in the City of New York		Modis Therapeutics, Inc.

By:	/s/ Scot G. Hamilton	By:	/s/ Michael P. Smith
Name:	Scot G. Hamilton	Name:	Michael P. Smith
Title:	Senior Director and AVP	Title:	EVP and CFO
	Columbia Technology Ventures		Zogenix, Inc.
	(Duly authorized)		(Duly authorized)

TTS#54942
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